Robert M. Hatch L.G.
Consulting Geologist
80 Bitterbrush Road
Reno, Nevada 89523

US Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street NW
Washington, DC 20549

Re: Journey Resources Corp. – Form 20-F Registration Statement

Dear Sirs:

I, Robert M. Hatch, L.G., consent to the references to my name and to the statements attributed to me respecting the technical report entitled "Empire Mine Project—Alder Creek Mining District, Custer County, Idaho, USA" prepared by me with an effective date of September 5, 2006, included in the above-referenced registration statement on Form 20-F and in any amendment thereto.

Dated APRIL 11, 2007.

Robert M. Hatch

Robert M. Hatch, L.G
Consulting Geologist